Exhibit 10.11

PREPARED* BY AND RETURN TO:

Gary N. Ruben, Esq.
Goldberg, Kohn, Bell, Black,
  Rosenbloom & Moritz, Ltd.
55 East Monroe Street
Suite 3700
Chicago, Illinois  60603


* PREPARED WITH THE
ASSISTANCE OF AN ATTORNEY
LICENSED IN THE STATE OF WEST VIRGINIA


                    SPACE ABOVE THIS LINE FOR RECORDER'S USE


                                                                 Loan No. 99-407

           THIS INSTRUMENT SECURES AN OBLIGATION THAT MAY INCREASE AND
                          DECREASE FROM TIME TO TIME.

                          A CREDIT LINE DEED OF TRUST,
                   ASSIGNMENT OF RENTS AND SECURITY AGREEMENT


This CREDIT LINE DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (this "Mortgage") is made as of this 30th day of December, 1999, between BALANCED CARE REALTY AT MARTINSBURG, INC., a Delaware corporation ("Borrower"), whose address is 1215 Manor Drive, Mechanicsburg, Pennsylvania 17055, JOHN LUKENS, a resident of Kanawha County, West Virginia, as trustee ("Trustee"), and HELLER HEALTHCARE FINANCE, INC., a Delaware corporation ("Lender"), whose address is 2 Wisconsin Circle, Suite 400, Chevy Chase, Maryland 20815.

THIS MORTGAGE IS A CREDIT LINE DEED OF TRUST FOR THE PURPOSES OF W. VA. CODE
Section 38-1-14, AND SECURES A MAXIMUM AMOUNT NOT TO EXCEED $64,000,000.00, and this Mortgage is also security for the payment of interest on such principal sums and for taxes, insurance premiums and other obligations, including interest thereon, undertaken by Lender or Trustee pursuant to the provisions of this Mortgage, the other Loan Documents, and the Other Finance Documents. This Mortgage secures future advances that are intended to be obligatory and that Lender has agreed to make in accordance with the provisions of the notes securing the Indebtedness (including the Notes), the Loan Agreement, and the Other Finance Documents.

                                    RECITALS

         A. Lender has agreed, subject to the terms and conditions of that certain Loan Agreement dated the date hereof, executed by and among Borrower, certain affiliates of Borrower (Borrower and such affiliates being referred to collectively as "Borrower Parties") and Lender (the "Loan Agreement"), to make a loan (the "Loan") to Borrower Parties. The Loan is evidenced by and Lender is beneficial owner of (i) that certain Promissory Note A executed by Borrower Parties of even date herewith in the original principal amount of Twenty-Five Million Six Hundred Thousand and No/100 Dollars ($25,600,000.00) (which note, together with all notes issued in substitution or exchange therefor and all amendments thereto, however changed in form, matter, or amount, is hereinafter referred to as "Note A") and (ii) that certain Subordinated Promissory Note B executed by Borrower Parties of even date herewith in the original principal amount of Six Million Four Hundred Thousand and No/100 Dollars ($6,400,000.00) (which note, together with all notes issued in substitution or exchange therefor and all amendments thereto, however changed in form, matter, or amount, is hereinafter referred to as "Note B"; Note A and Note B being collectively referred to as the "Notes"), providing for monthly payments as set forth in the Notes, with the balance thereof, due and payable on December 31, 2001 (said date, or any earlier date on which the entire unpaid principal amount shall be paid or required to be paid in full, whether by prepayment, acceleration or otherwise is hereinafter called the "Maturity Date"). The Notes are made payable to the order of Lender at its principal office at the top of this Mortgage. The terms and provisions of the Loan Agreement and Notes are hereby incorporated by reference in this Mortgage.

         B. Lender wishes to secure: (i) the payment of the Notes, together with all interest, the "Exit Fee" (as defined in the Loan Agreement), and other amounts, if any, due in accordance with the terms of the Notes, as well as the payment of any additional indebtedness accruing to Lender on account of any future payments, advances or expenditures made by Lender pursuant to the Notes, the Loan Agreement or this Mortgage or any of the other Loan Documents (hereinafter defined); (ii) the performance of each and every covenant, condition, and agreement contained in the Notes, the Loan Agreement, this Mortgage, the Environmental Indemnity (as defined in the Loan Agreement) and any other documents evidencing or securing the Loan or executed in connection therewith (such documents together with any modifications, renewals, extensions or replacements thereof are collectively referred to as the "Loan Documents"); and (iii) the payment and performance of any and all other debts, claims, obligations, demands, monies, liabilities and indebtedness of any kind or nature now or hereafter owing, arising, due or payable to

Lender from any or all of Borrower, Borrower Parties, Guarantor and the Affiliates of Guarantor and each of the Borrower Parties, including without limitation all indebtedness due and obligations arising under the Other Finance Documents ("Guarantor," "Affiliates" and "Other Finance Documents" having the meanings ascribed thereto in the Loan Agreement). All payment obligations of Borrower Parties, Guarantor and the Affiliates of Guarantor and each of the Borrower Parties, including without limitation all indebtedness due under the Loan Documents and the Other Finance Documents, to Lender, whether now existing or hereafter arising, are hereinafter sometimes collectively referred to as the "Indebtedness," and all other obligations of Borrower Parties, Guarantor and the Affiliates of Guarantor and each of the Borrower Parties under the Loan Documents and the Other Finance Documents are hereinafter sometimes collectively referred to as the "Obligations". Copies of the notes evidencing the Indebtedness, including the Notes, are available for review from Lender at the address shown in the introductory paragraph of this Mortgage.

                  NOW, THEREFORE, TO SECURE the repayment of the Indebtedness and the performance of the Obligations and for and in consideration of the trusts hereinafter set forth and the sum of $10.00 cash in hand paid, the receipt and sufficiency of which are hereby acknowledged, Borrower has executed this Mortgage and does hereby assign, grant, and convey unto Trustee all of Borrower's right, title and interest in and to the following described property and all proceeds thereof (which property is hereinafter sometimes collectively referred to as the "Property"):

         A. The real estate described on Exhibit A attached hereto (the "Land");

         B. All of the following (collectively, the "Improvements"): all buildings, improvements and fixtures now or in the future located or to be constructed on the Land; to the extent not owned by tenants of the Property, all machinery, appliances, equipment, furniture, fixtures and all other personal property of every kind or nature located in or on, or attached to, or used or to be used in connection with the Land, buildings, improvements or fixtures and all leases of any of the foregoing (subject, however, as to such personal property which does not constitute building machinery or fixtures (the "Movable Personal Property"), to purchase money security interests of vendors and lenders and the lessor's interest in any Movable Personal Property leased by Borrower, which interests are referred to collectively as the "Senior Movable Personal Property Interests"); all building materials and goods procured for use or in connection with the foregoing; and all additions, substitutions and replacements to any of the foregoing;

         C. To the extent assignable, all plans, specifications, architectural renderings, drawings, soil test reports, other reports of examination or analysis of the Land or the Improvements;

         D. All easements, rights-of-way, water courses, mineral rights, water rights, air rights and appurtenances in any way belonging, relating or appertaining to any of the Land or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto ("Appurtenances");

         E. All agreements affecting the use, enjoyment or occupancy of the Land and/or Improvements, including patient and residential care agreements, leases, licenses and other occupancy agreements, now or hereafter entered into (the "Leases") and all rents, prepayments, security deposits, termination payments, royalties, profits, issues and revenues from the Land and/or Improvements from time to time accruing under the Leases (the "Rents"), reserving to Borrower, however, so long as no Event of Default (hereinafter defined) has occurred hereunder, the right to receive and apply the Rents in accordance with the terms and conditions of Section 8 of this Mortgage;

         F. All claims, demands, judgments, insurance proceeds, refunds, reserves, deposits (except any deposit that is not pursuant to a Lease but is held by Borrower as an accommodation to a resident), rights of action, awards of damages, compensation, settlements and other rights to the payment of money hereafter made resulting from or relating to (i) the taking of the Land or the Improvements or any part thereof under the power of eminent domain, (ii) any damage (whether caused by such taking, by casualty or otherwise) to the Land, Improvements or Appurtenances or any part thereof, or (iii) the ownership or operation of the Property;

         G. To the extent assignable, all management contracts, permits, certificates, licenses, approvals, contracts, purchase and sale agreements, purchase options, entitlements, development rights and authorizations, however characterized, issued or in any way furnished for the acquisition, construction, development, operation and use of the Land, Improvements and/or Leases, including building permits, environmental certificates, licenses, certificates of operation, warranties and guaranties;

         H. All accounts, contract rights, general intangibles, chattel paper, documents, instruments, inventory, goods, equipment (subject to the Senior Movable Personal Property Interests) and all books and records relating to the foregoing;

         I. Any monies on deposit with or for the benefit of Lender, including deposits for the payment of real estate taxes and any cash collateral account;

         J. All proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Land, Improvements, Appurtenances or any other property of the types described in the preceding granting clauses; and

         K. Any and all after-acquired right, title or interest of Borrower in and to any property of the types described in the preceding granting clauses.

         TO HAVE AND TO HOLD the Property and all parts thereof together with the rents, issues, profits and proceeds thereof, unto Trustee and its successors in the trust forever, subject, however, to the terms, covenants, and conditions herein. Borrower hereby covenants to and with Trustee and Lender that Borrower will warrant generally the Property, that Borrower has the right to convey the Property to Trustee, that the Property is free from any and all liens and encumbrances other than real estate taxes assessed but not yet due and payable and other exceptions, if any, stated in any policy of title insurance insuring Lender's interest in the Property, that Trustee shall have quiet possession of the Property, and that Borrower will execute such further assurances of the Property as may be requisite, including but not limited to the execution and delivery of financing statements and such other instruments as Lender may require to impose the lien hereof more specifically upon any of the Property.

         Borrower covenants and agrees with Trustee and Lender as follows:

         1. Payment of Indebtedness; Performance of Obligations. Borrower shall promptly pay or cause to be paid when due the Indebtedness and shall promptly perform or cause to be performed all Obligations.

         2. Taxes and Other Obligations. Borrower shall pay, when due, and before any interest, collection fees or penalties shall accrue, all taxes, assessments, fines, impositions and other charges and obligations, which may become a lien on or charge against the Property (collectively, "Charges"). Borrower shall have the right to contest, in good faith by appropriate proceedings, the amount or validity of any such Charges, so long as: (a) Borrower has given prior written notice to Lender of Borrower's intent to so contest or object to any such Charges; (b) such contest stays the enforcement or collection of the Charges or any lien created; and (c) if the amount of the Charges exceeds $25,000.00, Borrower has obtained an endorsement, in form and substance satisfactory to Lender, to the loan policy of title insurance issued to Lender insuring over any such lien, or Borrower has deposited with Lender a bond or other security reasonably satisfactory to Lender in the amount of 150% of the amount of such Charges.

                  Should Borrower fail to make any of such payments, Lender may, at its option and at the expense of Borrower, pay the amounts due for the account of Borrower. Upon the request of Lender, Borrower shall immediately furnish to Lender copies of all notices of amounts due and receipts evidencing payment. Borrower shall promptly notify Lender of any lien on all or any part of the Property and shall promptly discharge any unpermitted lien or encumbrance.

         3. Reserves for Taxes. At the time of and in addition to the monthly installments of principal and interest due under the Notes, Borrower shall pay to Lender a sum equal to one-twelfth (1/12) of the amount estimated by Lender to be sufficient to pay at least thirty (30) days before they become due and payable all taxes, assessments and other similar charges levied against the Property (collectively, the "Taxes"). So long as no Event of Default exists hereunder, Lender shall apply the sums to pay the Taxes. These sums may be commingled with the general funds of Lender, and no interest shall be payable thereon nor shall these sums be deemed to be held in trust for the benefit of Borrower. If Lender at any time reasonably determines that such amount on deposit is insufficient to fully pay such Taxes, Borrower shall, within ten (10) days following notice from Lender, deposit such additional sum as may be reasonably required by Lender. On the Maturity Date, the moneys then remaining on deposit with Lender or its agent shall, at Lender's option, be applied against the Indebtedness or so long as no Event of Default is then continuing, be refunded to Borrower. The obligation of Borrower to pay the Taxes is not affected or modified by the provisions of this Section 3.

         4. Insurance and Condemnation.

         (a) Insurance.

         (i) Borrower shall keep the Improvements insured, and shall maintain general liability coverage and such other coverages reasonably requested by Lender, by carrier(s), in amounts and in form at all times reasonably satisfactory to Lender, which carrier(s), amounts and form shall not be changed without the prior written consent of Lender, such consent not to be unreasonably withheld.

         (ii) In case of loss or damage by fire or other casualty, Borrower shall give immediate written notice thereof to the insurance carrier(s) and to Lender. Lender is authorized and empowered, and Borrower hereby irrevocably appoints Lender as its attorney-in-fact (such appointment is coupled with an interest), at its option, to make or file proofs of loss or damage and to settle and adjust any claim under insurance policies which insure against such risks, or to direct Borrower, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss.

         (iii) Provided no Event of Default then exists and Borrower certifies as to same, the net insurance proceeds (after deduction of Lender's reasonable costs and expenses, if any, in collecting the same) shall be made available for the restoration or repair of the Property if, in Lender's reasonable judgment: (a) restoration or repair and the continued operation of the Property is economically feasible; (b) the value of Lender's security is not reduced; (c) the casualty loss is not more than twenty-five percent (25%) of the Loan Allocation amount attributable to the Property set forth on Exhibit A to the Loan Agreement; (d) the loss does not occur in the six
    (6) month period preceding the stated Maturity Date and Lender's independent consultant certifies that the restoration of the Property can be completed at least ninety (90) days prior to the Maturity Date; and (e) Borrower deposits with Lender from time-to-time an amount, in cash, which Lender, in its sole but reasonable discretion, determines is necessary, in addition to the net insurance proceeds to pay in full the cost of the restoration or repair (Borrowers' deposit shall be disbursed prior to any disbursement of insurance proceeds held by Lender). Any excess proceeds remaining after completion of such repair shall be distributed first to Borrower to the extent Borrower has deposited funds with Lender for such repair with the balance applied against the Indebtedness. Notwithstanding the foregoing, it shall be a condition precedent to any disbursement of insurance proceeds held by Lender hereunder that Lender shall have approved in its reasonable discretion (x) all plans and specifications for any proposed repair or restoration, (y) the construction schedule and (z) the architect's and general contractor's contract for all restoration that exceeds $250,000.00 in the aggregate. Lender may establish other conditions it deems reasonably necessary to assure the work is fully completed in a good and workmanlike manner free of all liens or claims by reason thereof, and in compliance with all applicable laws, rules and regulations. At Lender's option, the net insurance proceeds shall be disbursed pursuant to a construction escrow acceptable to Lender. If an Event of Default then exists, or any of the conditions set forth in clauses (a) through (f) of this Section 4(a)(iii) have not been met or satisfied, the net insurance proceeds shall be applied to the Indebtedness in such order and manner as provided in the Note.

         (iv) In the event Borrower fails to provide Lender with evidence of the insurance coverage required by this Mortgage, Lender may purchase insurance at Borrower's expense (subject to Section 3 above) to protect Lender's interests in the Property. This insurance may, but need not, protect Borrower's interests. The coverage purchased by Lender may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Property. Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained insurance as required by this Mortgage. If Lender purchases insurance for the Property, Borrower will (subject to Section 3 above) be responsible for the costs of that insurance, including interest and other charges imposed by Lender in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.

         (b) Condemnation.

         (i) Borrower shall within three (3) business days of its receipt of notice thereof, notify Lender of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, and Borrower shall, after consultation with and subject to Lender's approval, appear in and prosecute any such action or proceeding. Upon Borrower's failure to act in accordance with Lender's prior approval, Borrower authorizes Lender, at Lender's option, as attorney-in-fact for Borrower (such appointment as attorney-in-fact is coupled with an interest), to commence, appear in and prosecute, in Lender's or Borrower's name, any action or proceeding relating to any condemnation or other taking of the Property, and to settle or compromise any claim in connection with such condemnation or other taking. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Lender and in accordance with the provisions of Section 4(b)(ii) below. Lender is authorized (but is under no obligation) to collect any such proceeds.

         (ii) Lender may, in its sole discretion, elect to (y) apply the net proceeds of any condemnation award (after deduction of Lender's reasonable costs and expenses, if any, in collecting the same) in reduction of the Indebtedness in such order and manner as provided in the Note, whether due or not or (z) make the proceeds available to Borrower for the restoration or repair of the Property. If the net proceeds of the condemnation award are made available to Borrower for restoration or repair, the net proceeds of the condemnation award shall be disbursed upon satisfaction of and in accordance with the terms and conditions set forth in Section 4(a)(iii) above. Lender is authorized (but is under no obligation) to collect any such proceeds.

    5. Preservation and Maintenance of Property. Borrower shall: (a) not commit waste or permit impairment or deterioration of the Property; (b) not abandon the Property; (c) keep the Property in good repair and restore or repair promptly, in a good and workmanlike manner, all or any part of the Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, upon any damage or loss thereto; (d) comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property; (e) provide for management of the Property by a property manager reasonably satisfactory to Lender pursuant to a contract in form and substance reasonably satisfactory to Lender; and (f) give notice in writing to Lender of and, unless otherwise directed in writing by Lender, appear in and defend any action or proceeding purporting to affect the Property, the security granted by the Loan Documents or the rights or powers of Lender. Neither Borrower nor any tenant or other person shall remove, demolish or materially alter any Improvement on the Land except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

    6. Protection of Lender's Security. If (a) Borrower fails to pay the Indebtedness or to perform the Obligations, (b) any action or proceeding is commenced which materially adversely affects or could materially adversely affect the Property or Lender's interest therein, including any loss, damage, cost, expense or liability incurred by Lender with respect to (i) any environmental matters relating to the Property or (ii) the preparation of the commencement or defense of any action or proceeding or any threatened action or proceeding affecting the Loan Documents or the Property, then Lender, at Lender's option, may make such appearances, disburse such sums and take such lawful action, taking into account the rights of residents at the Property, as Lender deems necessary, in its sole discretion, to protect the Property or Lender's interest therein, including entry upon the Property to take such actions Lender determines appropriate to preserve, protect or restore the Property. Any amounts disbursed by Lender pursuant to this Section 6 (including attorneys' fees, costs and expenses), together with interest thereon at the "Default Rate" (defined in the Notes) from the date of disbursement, shall become additional Indebtedness of Borrower secured by the lien of this Mortgage and the other Loan Documents and shall be due and payable on demand. Nothing contained in this Section 6 shall require Lender to incur any expense or take any action hereunder.

    7. Actions. Borrower shall warrant title and appear in and defend any claim or any action or other proceeding purporting to affect title or other interests relating to any part of the Property, the security of this Mortgage or the rights of Lender, and give Lender prompt written notice of any such claim, action or proceeding. Lender may, at the expense of Borrower, appear in and defend any such claim, action or proceeding and any claim, action or other proceeding asserted or brought against Lender in connection with or relating to any part of the Property or this Mortgage.

    8. Leases; Assignment of Rents.

    Borrower shall not, without Lender's prior written consent (which consent shall not be unreasonably withheld), execute, modify, amend, surrender or terminate any non-residential Lease, except as expressly permitted by the Loan Agreement. All Leases shall be on forms previously approved by Lender. Borrower shall not be authorized to enter into any ground lease of the Property without Lender's prior written approval. If Lender's consent to any non-residential Lease or the renewal of any existing non-residential Lease is required under the Loan Agreement, at Lender's request, Borrower shall cause the tenant thereunder to execute a subordination and attornment agreement in form and substance satisfactory to

Lender. Borrower shall comply with and observe Borrower's obligations as landlord under all Leases. Borrower shall furnish Lender within twenty (20) days following Lender's request, with a rent roll, in form reasonable acceptable to Lender, and executed copies of all Leases.

                  Borrower absolutely and unconditionally assigns and transfers to Lender, all of Borrower's right, title and interest in and to the Rents; provided, however, so long as there shall not have occurred an Event of Default, Borrower shall have a license, revocable immediately upon an Event of Default, to collect all Rents, and shall hold the same, in trust, to be applied first to the payment of all impositions, levies, taxes, assessments and other charges upon the Property, second to maintenance of insurance policies upon the Property required hereby, third to the expenses of Property operations, including maintenance and repairs required hereby, fourth to the payment of that portion of the Indebtedness then due and payable, and fifth, the balance, if any, to or as directed by Borrower. If an Event of Default has occurred and is continuing, Borrower's right to collect and secure the Rents shall cease and Lender shall have the sole right, with or without taking possession of the Property to collect all Rents. Borrower has executed and delivered to Lender an Assignment of Leases and Rents of even date herewith, and, to the extent the provisions of this Section 8 are inconsistent with the provisions of said Assignment of Leases and Rents, the provisions of said Assignment of Leases and Rents shall control.

    9. Statements by Borrower. Borrower shall within ten (10) days after Lender's request, furnish Lender with a written statement, duly acknowledged, setting forth the sums, according to Borrower's books and records, secured by the Loan Documents and any right of set-off, counterclaim or other defense which exists against such sums and the Obligations.

    10. Transfers of the Property. Except for Leases entered into in compliance with the other provisions of this Mortgage and the Loan Agreement, Borrower shall not transfer all or any part of the Property, or any interest therein, unless and until Borrower has fully complied with all of the provisions of
Section 2.2 of the Loan Agreement such that Borrower would be entitled to cause Lender to release the lien of this Mortgage pursuant to that Section 2.2. There shall be no transfer, sale, assignment, encumbrance, or disposition of any of the capital stock of Borrower.

    11. No Additional Liens, Encumbrances or Indebtedness. Borrower covenants not to execute any mortgage, security agreement, assignment of leases and rents or other agreement granting a lien (except the liens granted to Lender by the Loan Documents and Senior Movable Personal Property Interests) against or encumbrance on the Property or take or fail to take any other action which would result in a lien against the Property or the interest of Borrower in the Property without the prior written consent of Lender; provided, however, Borrower may in good faith, by appropriate proceeding, contest the validity or amount of any asserted lien and, pending such contest, Borrower shall not be deemed to be in default hereunder if the amount secured by such lien is not more than $25,000.00, or, if it is more than $25,000.00, then Borrower shall first obtain an endorsement, in form and substance satisfactory to Lender to the loan policy of title insurance issued to Lender insuring over such lien, or, if no such loan policy shall have been issued, then Borrower shall deposit with Lender a bond or other security satisfactory to Lender in the amount of 150% of the amount of such lien to assure payment of the same as and when due.

    12. Borrower and Lien Not Released. Without affecting the liability of Borrower or any other person liable for the payment of the Indebtedness, and without affecting the lien or charge of this Mortgage as security for the payment of the Indebtedness, Lender may, from time to time and without notice to any junior lien holder or holder of any right or other interest in and to the
Property: (a) release any person so liable; (b) waive or modify any provision of this Mortgage or the other Loan Documents or grant other indulgences; (c) release all or any part of the Property; (d) take additional security for any obligation herein mentioned; (e) subordinate the lien or charge of this Mortgage; (f) consent to the granting of any easement; or (g) consent to any map or plan of the Property.

    13. Uniform Commercial Code Security Agreement.

    (a) This Mortgage shall constitute a security agreement pursuant to the Uniform Commercial Code (the "UCC") for any portion of the Property which, under applicable law, may be subject to a security interest pursuant to the UCC (such portion of the Property is hereinafter called the "Personal Property") and, subject to the Senior Movable Personal Property Interests, Borrower hereby grants to Lender a security interest in the Personal Property. Lender shall have all of the rights and remedies of a secured party under the UCC as well as all other rights and remedies available at law or in equity.

    (b) Borrower agrees to execute and deliver to Lender any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Mortgage in such form as Lender may require to perfect a security interest with respect to the Personal Property. Borrower hereby authorizes and empowers Lender and irrevocably appoints Lender its agent and attorney-in-fact to execute and file, on Borrower's behalf, all financing statements and refilings and continuations thereof as Lender deems necessary or advisable to create, preserve and protect such lien. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements as Lender may reasonably require.

    (c) Borrower shall not, without the prior written consent of Lender (which consent will not be unreasonably withheld), sell, assign, transfer, encumber, remove or permit to be removed from the Property any of the Personal Property. So long as no Event of Default exists, Borrower may sell or otherwise dispose of the Personal Property when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of the Property, but only upon replacing the same with other Personal Property at least equal in value and utility to the disposed Personal Property. Any replacement or substituted Personal Property shall be, subject to the Senior Movable Personal Property Interests, subject to the security interest granted herein.

    (d) To the extent permitted by law, Borrower and Lender agree that with respect to all items of Personal Property which are or will become fixtures on the Land, this Mortgage, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture filing" within the meaning of Section 9-313 of the UCC.

    14. Events of Default; Acceleration of Indebtedness. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Mortgage:

    (a) failure of Borrower to pay, within ten (10) days of the due date, any of the Indebtedness, including any payment due under either or both of the Notes; or

    (b) failure of Borrower to strictly comply with Sections 4(a)(i) (insurance), 8 (Leases), 10 (prohibition on transfers), and 11 (no additional liens) of this Mortgage; or

    (c) failure of Borrower, within thirty (30) days after written notice and demand, to satisfy each and every Obligation not set forth in the subsections above; provided, however, if such Obligation cannot by its nature be cured within thirty (30) days, and if Borrower commences to cure such failure promptly after written notice thereof and thereafter diligently pursues the curing thereof (and then in all events cures such failure within ninety (90) days after the original notice thereof), Borrower shall not be in default hereunder during such period of diligent curing; or

    (d) the occurrence of an Event of Default under the Loan Agreement.

Upon the occurrence of an Event of Default, at the option of Lender, the Indebtedness shall become immediately due and payable without notice to Borrower and Lender shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

    15. Entry; Foreclosure. Upon the occurrence of an Event of Default, Borrower, upon demand of Lender or Trustee, shall forthwith surrender to Lender or to Trustee (as Lender chooses) the actual possession of the Property, or to the extent permitted by law, Lender, Trustee, or a receiver appointed by a court of competent jurisdiction, may enter and take possession of all or any part of the Property, and may exclude Borrower and its respective agents and employees wholly therefrom, and may have joint access with Borrower to the books, papers and accounts of Borrower. If Borrower shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Lender or Trustee, Lender, Trustee, or such receiver may obtain a judgment or decree conferring on Lender, Trustee, or such receiver, the right to immediate possession of the Property or requiring the delivery of the Property to Lender, Trustee, or such receiver, and Borrower specifically consents to the entry of such judgment or decree. Upon every such entering upon or taking of possession, Lender, Trustee, or such receiver may hold, store, use, operate, manage and control the Property and conduct the business thereof, and Lender, Trustee, or such receiver may take any action required by applicable law or which Lender, Trustee, or such receiver believes necessary to enforce compliance with the environmental provisions contained herein or in the other Loan Documents, and negotiate with governmental authorities with respect to the Property's environmental compliance and remedial measures in connection therewith. Lender, Trustee, and such receiver and their representatives shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission which was taken or omitted in good faith.

                  When the Indebtedness or any part thereof shall become due, whether by acceleration or otherwise, Trustee may (upon written request of Lender) or Lender may, either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy to: (a) enforce payment of the Notes or the performance of any term, covenant, condition or agreement of Borrower under any of the Loan Documents; (b) foreclose the lien hereof for the Indebtedness or part thereof and sell the Property as an entirety or otherwise, as Lender may determine; (c) exercise the rights, remedies, and powers of a secured party under Section 13 with respect to all or any portion of the Personal Property in accordance with the provisions of the UCC of West Virginia; and/or (d) pursue any other right or remedy available to it under or by the law and decisions of the State in which the Land is located. Notwithstanding any statute or rule of law to the contrary, the failure to join any tenant or tenants of the Property as party defendant or defendants in any foreclosure action or the failure of any such order or judgment to foreclose their rights shall not be asserted by Borrower as a defense in any civil action instituted to collect (a) the Indebtedness, or any part thereof or (b) any deficiency remaining unpaid after foreclosure and sale of the Property.

                  Upon any foreclosure sale, Lender may bid for and purchase the Property and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price. Any sale may be adjourned from time to time by oral proclamation by Trustee.

                  A copy of any notice of foreclosure sale and any other notices hereunder shall be served on Borrower by certified mail, return receipt requested at the address in the introductory paragraph of this Mortgage or at such other address as may be given to Lender in writing by Borrower subsequent to the execution and delivery of this Mortgage. Any notice of a subordinate lien, any notice of other liens pursuant to W. Va.
Code Section 38-1-14 will be effective upon receipt by Lender.

    16. Appointment of Receiver or Mortgagee in Possession. If an Event of Default is continuing or if Lender shall have accelerated the Indebtedness, Lender or Trustee at Lender's written request, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice, and without regard to the occupancy or value of any security for the Indebtedness or the insolvency of any party bound for its payment, to the appointment, at its option, of itself as mortgagee in possession, or of a receiver to take possession of and to operate the Property, and to collect and apply the Rents.

    17. Expenditures and Expenses. In any action to foreclose the lien hereof or otherwise enforce Trustee's and

Lender's rights and remedies hereunder, there shall be allowed and included as additional Indebtedness all Costs (as defined in the Loan Agreement) which may be paid or incurred by or on behalf of Lender and Trustee. All Costs and such other costs, expenses and fees as may be incurred by Lender or Trustee in the protection of the Property and the maintenance of the lien of this Mortgage, including, attorneys' fees and costs in any litigation or proceeding affecting this Mortgage, the Notes, the other Loan Documents, the Property or the Personal Property, including probate, appellate, and bankruptcy proceedings and any post-judgment proceedings to collect or enforce any judgment or order relating to this Mortgage or the other Loan Documents or in preparation for the commencement or defense of any action or proceeding, shall be immediately due and payable to Lender or Trustee, as applicable, with interest thereon at the Default Rate, and shall be secured by this Mortgage.

    18. Application of Proceeds of Foreclosure Sale. The proceeds of any foreclosure sale of the Property shall be distributed and applied in the order of priority set forth in the Notes with the excess, if any, being applied, to any party entitled thereto as their rights may appear.

    19. Future Advances. This Mortgage is a credit line deed of trust and is given to secure not only the existing Indebtedness, but also future advances (whether such advances are obligatory or are made at the option of Lender, or otherwise) made by Lender under the notes evidencing the Indebtedness (including the Notes), the Other Finance Documents, or this Mortgage, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of indebtedness that may be so secured may decrease or increase from time to time, but all Indebtedness secured hereby shall in no event exceed $64,000,000.00.

    20. Waiver of Statute of Limitations. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Notes or any other obligation secured by any of the Loan Documents.

    21. Waiver of Homestead and Redemption. Borrower hereby waives all right of homestead exemption in the Property. Borrower hereby waives all right of redemption on behalf of Borrower and on behalf of all other persons acquiring any interest or title in the Property subsequent to the date of this Mortgage, except decree or judgment creditors of Borrower.

    22. Governing Law; Severability. This Mortgage shall be governed by and construed in accordance with the internal laws of the State of Illinois except that the provisions of the laws of the jurisdiction in which the Land is located shall be applicable to the creation, perfection and enforcement of the lien created by this Mortgage. The invalidity, illegality or unenforceability of any provision of this Mortgage shall not affect or impair the validity, legality or enforceability of the remainder of this Mortgage, and to this end, the provisions of this Mortgage are declared to be severable.

    23. Notice. Notices shall be given under this Mortgage in conformity with the terms and conditions of the Loan Agreement and in conformity with applicable law.

    24. Successors and Assigns Bound; Joint and Several Liability; Agents; Captions. The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Lender and Borrower, subject to the provisions of Section 10 hereof. All covenants and agreements of Borrower shall be joint and several. In exercising any rights under the Loan Documents or taking any actions provided for therein, Lender may act through its employees, agents or independent contractors as authorized by Lender. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

    25. Release. Upon payment of all sums secured by this Mortgage, or as otherwise provided in Section 2.2 of the Loan Agreement, Lender shall release this Mortgage in adequate recordable form (including delivering to Borrower UCC-3 termination statements). Borrower shall pay Lender's reasonable costs incurred in releasing this Mortgage and any financing statements related hereto.

    26. Loss of Notes. Upon notice from Lender of the loss, theft, or destruction of the Notes and upon receipt of an affidavit of lost note and an indemnity reasonably satisfactory to Borrower from Lender, or in the case of mutilation of the Notes, upon surrender of the mutilated Note, Borrower shall make and deliver a new note of like tenor in lieu of the then to be superseded Note.

    27. Easements and Rights of Way. Lender agrees to execute such documents and instruments (in form reasonably satisfactory to Lender) as Borrower may reasonably request in connection with the granting by Borrower of easements and rights of way to public or quasi public authorities, utility companies and others in, over, through and under the Property, including without limitation affirming to the grantee of such easements and rights of way that this Mortgage will be subordinate to the grantee's interest therein; provided, however, no such document, instrument or grant shall decrease (in Lender's reasonable discretion) the value of the Property.

    28. Senior Personal Property Interests. Lender agrees that Borrower, from time to time, may refinance or otherwise incur indebtedness in connection with financing (on a purchase money basis, on an operating lease basis or on a capital lease basis) items of Movable Personal Property which Borrower desires to acquire (or acquire the use of) for the operation of the Property by the granting of one or more Senior Personal Property Interests to third parties. Lender acknowledges that Movable Personal Property in the Property are or may currently be subject to Senior Personal Property Interests. Lender shall from time to time at the request of Borrower execute and deliver to the holder(s) of such Senior Personal Property Interests subordination agreements in form and substance reasonably acceptable to Lender and such holder(s) of Senior Personal Property Interests. At Lender's request from time to time, Borrower shall provide Lender with copies of any lease, and of all documents, instruments and agreements pertaining to such Senior Personal Property Interests.

    29. Consent to Jurisdiction and Service of Process. For purposes of the foreclosure of this Mortgage, Borrower hereby: (a) irrevocably submits to the jurisdiction of the Circuit Court of Berkeley County, West Virginia, and to the jurisdiction of the United States Court for the Northern District of West Virginia for the purposes of any action or proceeding arising out of or relating to this Mortgage or the subject matter hereof and brought by any other party;
(b) waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such action or proceeding, any claim that (i) Borrower is not personally subject to the jurisdiction of such courts, (ii) the action or proceeding is brought in an inconvenient forum or (iii) the venue of the action or proceeding is improper; and (b) agrees that, notwithstanding any right or privilege Borrower may possess at any time, Borrower and its property are and shall be generally subject to suit on account of the obligations assumed by Borrower hereunder. Borrower hereby agrees that service either in person or by certified or registered U.S. mail in accordance with the provisions of Section 23 hereof shall constitute valid in personam service upon Borrower and its successors and assigns in any action or proceeding with respect to any matter as to which Borrower has submitted to jurisdiction hereunder.

    30. Trustee. Trustee may act by agent or attorney, and it is not necessary for Trustee to be personally present at any foreclosure sale.

    31. Substitute Trustee. Lender may from time to time, for any reason or for no reason, substitute another trustee or trustees, corporations or persons, in place of Trustee or any trustee herein named. Upon each such appointment, the substituted trustee or trustees shall be vested with all the rights, titles, interests, powers, duties and trusts conferred upon the Trustee herein named. Each appointment and substitution shall be evidenced by an instrument in writing, executed and acknowledged by Lender, which when recorded in the office of the Clerk of the County Commission of the County where the Property is located, shall be conclusive proof of the proper substitution and appointment and notice to all parties in interest.

    IN WITNESS WHEREOF, Borrower has executed this Mortgage or has caused the same to be executed by its duly authorized representatives as of the date first above written.


                              BORROWER:

                              BALANCED CARE REALTY AT MARTINSBURG, INC., a Delaware corporation


                              By/s/Clint T. Fegan
                              Its VP-CFO

                                 ACKNOWLEDGMENT


STATE OF ILLINOIS                           )
                                            ) SS
COUNTY OF COOK                              )


    I, Kerri A. Dobson, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT Clint T. Fegan, the VP-CFO of BALANCED CARE REALTY AT MARTINSBURG, INC., a Delaware corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that s/he signed and delivered said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation for the uses and purposes therein set forth.

    GIVEN under my hand and notarial seal this 29th day of December, 1999.


                                                     /s/Kerri A. Dobson
                                                     Notary Public

                                                     My Commission Expires:

                                                     01/24/01